Exhibit 1.1

EXECUTION COPY

Enhanced Trust Preferred Securities

BB&T Capital Trust VI

Guaranteed to the extent set forth in

the Guarantee Agreement by

BB&T Corporation

Underwriting Agreement

July 21, 2009

To the Representatives

named in Schedule I hereto

of the Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

BB&T Capital Trust VI (the “Trust”), a statutory trust created under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Part V, Title 12 of the Delaware Code, 12 Del. C. Sections 3801 et seq.), and BB&T Corporation, a North Carolina corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with the Representatives (as defined below) named in Schedule I hereto and each of the other Underwriters named in Schedule II hereto (collectively, including the Representatives, the “Underwriters”), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth opposite their names in Schedule II of 20,000,000 Enhanced Trust Preferred Securities (liquidation amount of $25.00 per security and $500,000,000 aggregate) of the Trust (the “Firm Securities”) and, at the election of the Representatives, up to 3,000,000 additional Enhanced Trust Preferred Securities (liquidation amount of $25.00 per security and $75,000,000 aggregate) of the Trust (the “Option Securities”). The Firm Securities and the Option Securities may be collectively referred to herein as the “Capital Securities”). The terms of the Capital Securities are specified in the final term sheet attached as Schedule III hereto. The Capital Securities will be fully and unconditionally guaranteed by the Company (the “Capital Securities Guarantee”), to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Guarantee Agreement (the “Guarantee Agreement”), to be dated on or prior to the Capital Securities Delivery Date (as defined in Section 3 herein), between the Company and U.S. Bank National Association, a national banking association (“U.S. Bank”), as Trustee (the “Guarantee Trustee”). The Capital Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (“DTC”), pursuant to a letter of representations, to be dated on or prior to the Capital Securities Delivery Date (the “DTC Agreement”), among the Trust and DTC.

The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase $500,010,000 (or $575,010,000 if the over-allotment option is exercised in full) aggregate principal amount of junior subordinated deferrable interest debentures (the “Junior Subordinated Debentures”), issued by the Company.

The Capital Securities and the Common Securities will be issued pursuant to the Trust Agreement, dated as of July 21, 2008, and as amended and restated by the Amended and Restated Trust Agreement of the Trust, to be entered into on or prior to the Capital Securities Delivery Date in substantially the form previously provided to you (the “Trust Agreement”), among the Company, as Depositor, Frances B. Jones and Christopher L. Henson, as administrative trustees (the “Administrative Trustees”), U.S. Bank, as property trustee (the “Property Trustee”), and Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee” and, together with the Property Trustee, the Administrative Trustees, and the Indenture Trustee, as defined below, the “Trustees”). The Junior Subordinated Debentures will be issued pursuant to a Junior Subordinated Indenture, dated as of August 18, 2005, to be supplemented by a Fifth Supplemental Indenture to be dated on or prior to the Capital Securities Delivery Date (collectively, the “Indenture”), between the Company and U.S. Bank, as trustee (the “Indenture Trustee”).

The Capital Securities, the Capital Securities Guarantee and the Junior Subordinated Debentures may be collectively referred to herein as the “Securities.” The Indenture, the Trust Agreement and the Guarantee Agreement, the DTC Agreement and this Agreement may be referred to herein collectively as the “Operative Documents.” The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule II hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives named in Schedule I hereto. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Representatives” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

The Offerors understand that the Underwriters propose to make a public offering of the Capital Securities (as guaranteed by the Capital Securities Guarantee) on the terms and in the manner set forth herein and agree that the Underwriters may resell, subject to the conditions set forth herein, all or a portion of the Capital Securities.

1. Representations and Warranties. (A) The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter, as of the date hereof and as of each Closing Date (in each case, a “Representation Date”) as set forth below in this Section 1 (except that the representation, warranty and agreement in paragraph (e) of the Section 1(A) is given only by the Company and not by the Trust).

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 in respect of the Securities (File No. 333-152543) (i) has been prepared by the Offerors in conformity with the requirements of the Securities Act, and the rules and regulations (the “Securities Act Regulations”) of the Commission thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to each Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, such Registration Statement and any post-effective amendment thereto, automatically became and is, on the date hereof and each Closing Date, effective under the Securities Act (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), and the Preliminary Prospectus most recently filed prior to the Applicable Time are, collectively, hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Capital Securities filed with the Commission pursuant to Rule 424(b) in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Capital Securities filed with the Commission pursuant to Rule 424(b) and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 relating to the Capital Securities is hereinafter called an “Issuer Free Writing Prospectus”).

For purposes of this Agreement, all references to the Registration Statement, Base Prospectus, Preliminary Prospectus, Pricing Prospectus or Issuer Free Writing Prospectus, or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Base Prospectus, Preliminary Prospectus, Pricing Prospectus or Issuer Free Writing Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference into the Registration Statement, Base Prospectus, Preliminary Prospectus,

Pricing Prospectus or Issuer Free Writing Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Base Prospectus, Preliminary Prospectus or Pricing Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference into the Registration Statement, Base Prospectus, Preliminary Prospectus or Pricing Prospectus, as the case may be. Certain terms used in this Agreement are defined in Section 18 hereof.

(b) Copies of such Registration Statement and any amendment thereto (excluding exhibits to such Registration Statement and all documents which have been filed with the Commission pursuant to EDGAR and incorporated by reference in each prospectus contained therein) have been delivered by the Offerors to the Underwriters; and no other document with respect to such Registration Statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.

No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, no proceeding for that purpose has been initiated or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, the Offerors meet the requirements for use of Form S-3 and have not been notified by the Commission of any objection to the use of the automatic shelf registration statement on Form S-3.

The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act Regulations) and the Offerors have not been, and continue not to be, an “ineligible issuer” (as defined in Rule 405 of the Securities Act Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Securities.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(d) For the purposes of this Agreement, the “Applicable Time” is 4:00 P.M. (New York City time) on the date of this Agreement. The Pricing Prospectus as supplemented by the final term sheet prepared and filed with the Commission pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the

Applicable Time, did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein.

(e) The documents incorporated or deemed to be incorporated by reference in the Pricing Prospectus and the Prospectus through the date of completion of the distribution of the Securities, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations or the Exchange Act and the Exchange Act Regulations, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the Applicable Time, except as set forth on Schedule I(d).

(f) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations, and (i) the Registration Statement does not, and any further amendments or supplements to the Registration Statement will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus and any amendment or supplement thereto will not, as of its date and each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein or to that part of the Registration Statement constituting the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of any trustee.

(g) This Agreement has been duly authorized, executed and delivered by the Trust.

(h) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Trust Agreement and the laws of the State of Delaware and at each Closing Date will have the power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to execute and deliver and perform its obligations under this Agreement and to perform its obligations under the Trust Agreement.

(i) The Trust has conducted no business to date and will conduct no business in the future other than the transactions contemplated by this Agreement and the Trust Agreement and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at each Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement, and described in the Pricing Prospectus and the Prospectus; based on expected operations and current law, the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(j) At each Closing Date, the Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement and the Delaware Act and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; at each Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company, free and clear of all liens, encumbrances, equities or claims; and the Common Securities and the Capital Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.

(k) At each Closing Date, the Capital Securities will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable, undivided beneficial interests in the Trust entitled to the benefits of the Trust Agreement and the Delaware Act, and the Capital Securities will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus; the issuance of the Capital Securities is not subject to any preemptive or other similar rights; the Capital Securities will have the rights set forth in the Trust Agreement; and the holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware except that the holders of the Capital Securities may be obligated to provide (a) indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Capital Securities certificates and the issuance of replacement Capital Securities certificates, and (b) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

(l) At each Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the Capital Securities and the Common Securities and to perform its obligations hereunder and thereunder; the issuance by the Trust of the Capital Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Debentures, and, the execution and delivery by the Trust of this Agreement and the Trust Agreement and the performance by it of its obligations thereunder will not result in any violation of or conflict with this Agreement or the Certificate of Trust of the Trust, or any provision of applicable law; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issue and sale of the Capital Securities and the Common Securities by the Trust in accordance with the terms of the Trust Agreement, the purchase by the Trust of the Junior Subordinated Debentures or the consummation by the Trust of the transactions contemplated by the Trust Agreement and this Agreement, except such as have been made or obtained or will be made or obtained prior to each Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

(m) Each Offeror is not and, after giving effect to the offering and sale of the Capital Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company”, that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(B) The Company (on behalf of itself and each of its subsidiaries) represents and warrants to, and agrees with, each Underwriter that:

(a) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, (ii) is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, and (iii) has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Company Material Adverse Effect”).

(b) The Principal Banking Subsidiary has been duly incorporated and is validly existing as a state-chartered commercial bank in good standing under the laws of the State of North Carolina and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of such Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of such Principal Banking Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(c) The authorized and issued capital stock of the Company is as set forth in the Pricing Disclosure Package and the Prospectus as of the date or dates specified therein, and the shares of issued and outstanding capital stock of the Company set forth therein have been duly authorized and validly issued and are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(d) Each of the Administrative Trustees is an employee of or affiliated with the Company and, at the Capital Securities Delivery Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(e) Each of the Guarantee Agreement and the Trust Agreement, has been duly authorized by the Company and, when executed and delivered at the Capital Securities Delivery Date, will constitute a valid and legally binding instrument of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Guarantee Agreement and the Trust Agreement will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(f) The Junior Subordinated Debentures have been duly authorized, and, when issued, delivered and paid for at each Closing Date as contemplated by the Pricing Disclosure Package and the Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at each Closing Date, the Indenture will be duly qualified under the Trust

Indenture Act and will constitute a valid and legally binding agreement of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Junior Subordinated Debentures and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Company has all corporate power and authority necessary to execute and deliver the Operative Documents and the Junior Subordinated Debentures, and to perform its obligations under the Operative Documents and the Junior Subordinated Debentures; the execution, delivery and performance of the Operative Documents and the Junior Subordinated Debentures by the Company, the compliance with the provisions thereof by the Company and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or default would not result in a Company Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act, the Trust Indenture Act or the Securities Act Regulations, all of which have been obtained, or such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters.

(i) Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them or their properties or assets may be bound, except for such violations or defaults that would not result in a Company Material Adverse Effect or a Trust Material Adverse Effect (as defined in Section 6(h) hereof).

(j) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to own, possess or maintain such governmental licenses, permits, consents, orders, approvals and other authorizations would not, individually or in the aggregate, result in a Company Material Adverse Effect.

(k) The Company and the subsidiaries of the Company own or possess all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of the subsidiaries of the Company has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Company Material Adverse Effect.

(l) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to result in a Company Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may reasonably be expected to materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been so filed.

(m) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(n) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(o) The accountants who certified the financial statements, the Company’s management’s assessment of internal controls, and the Company’s internal controls included or incorporated by reference in the Pricing Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.

(p) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(q) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(r) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(s) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material decrease in the capital stock or any material increase in the long-term debt of the Company or any of its subsidiaries, (ii) there has been no Company Material Adverse Effect or Trust Material Adverse Effect (as defined in Section 6(h) hereof) and (iii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

(t) To the best knowledge of the Company, the operations of the Company are currently in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

(u) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except where any of the activities set forth in clauses (i), (ii), (iii) and (iv) would not have a Company Material Adverse Effect.

(v) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any (i) subsidiary, (ii) joint venture partner or (iii) other person or entity, for, in each of (i), (ii) or (iii), the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(w) Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Capital Securities.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Trust the number of Firm Securities set forth in Schedule II opposite the name of such Underwriter, at a price of $24.2125 per Firm Security (the “Purchase Price”), provided that for sales by any Underwriter to certain institutions, the Purchase Price per Firm Security will be $24.50, plus any additional Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

The Underwriters agree to make a public offering of their respective Capital Securities specified in Schedule II hereto at the initial public offering price specified above. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors hereby grant an option to the Underwriters, severally and not jointly, to purchase up to 3,000,000 Option Securities, at a price of $24.2125 per Option Security. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Capital Securities upon notice by the Representatives to the Offerors setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Securities Delivery Date”) shall be determined by the Representatives, but shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Capital Securities Delivery Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Securities set forth in Schedule II opposite the name of such Underwriter bears to the total number of Firm Securities, subject in each case to such adjustments as the Representatives in theirs discretion shall make to eliminate any sales or purchases of fractional shares.

3. Delivery and Payment. Delivery of and payment for the Firm Securities shall be made at 9:30 A.M., New York City time, on July 28, 2009, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Offerors or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Securities being herein called the “Capital Securities Delivery Date” and, each such Capital Securities Delivery Date and Option Securities Delivery Date is herein referred to as a “Closing Date”). Delivery of the Capital Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Offerors by wire transfer payable in same-day funds to an account specified by the Offerors in written instructions to the Representatives delivered at least 24 hours in advance. Delivery of the Capital Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Offerors, on each Option Securities Delivery Date as specified in the notice from the Representatives to the Offerors.

As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase Junior Subordinated Debentures of the Company (which purchase was arranged by the Underwriters), the Company hereby agrees to pay on each Closing Date to the Representatives by wire transfer in immediately available funds, for the accounts of the several Underwriters, $0.7875 per Capital Security purchased on such Closing Date, subject to payment of $0.50 per Capital Security for sales to certain institutions, to be delivered hereunder on that Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Capital Securities for sale to the public as set forth in the Pricing Disclosure Package and the Prospectus.

5. Agreements. (A) The Offerors jointly and severally agree with each of the several Underwriters as follows (except that the agreement in paragraph (f) of this Section 5(A) is made only by the Company and not by the Trust):

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) not later than the Commission’s close of business on the second Business Day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus unless they have furnished to you a copy for your review prior to filing or transmission for filing of the same with or to the Commission; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file the final term sheet attached as Schedule III hereto pursuant to Rule 433(d) within the time required by such Rule; to file promptly all other material required to be filed by either Offeror with the Commission pursuant to Rule 433(d); to file promptly all documents required to be filed by either Offeror with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is required in connection with the offering and sale of the Capital Securities, to advise you, promptly after either Offeror receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Capital Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2), of the suspension of the qualification of the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense, as may be necessary to permit offers and sales of the Capital Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h), to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) not later than may be required by Rule 424(b); and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c) If, at any time when a prospectus relating to the Capital Securities or the Junior Subordinated Debentures is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, after receiving notice or becoming aware of the foregoing, to prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5(A), an amendment or supplement that will correct such statement or omission or effect such compliance.

(d) To use its reasonable best efforts to furnish in The City of New York to each of the Underwriters prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus and all amendments of and supplements to the Prospectus as may be reasonably requested. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is required in connection with the offering and sale of the Capital Securities and if at the time of such offering or sale any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) in connection with sales of any of the Capital Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) To use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and the jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Offerors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Offerors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(f) In the case of the Company, to timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) To use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(i) To pay the required Commission filing fees relating to the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(j) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus, neither the Company, nor any of the Company’s subsidiaries or other affiliates over which the Company exercises management or voting control, will directly or indirectly, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Capital Securities, with the exclusion of market making activities carried out by any of the Company’s affiliated brokers.

(B) Free Writing Prospectuses.

(i) Each Offeror represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee that would constitute a “free writing prospectus” as defined in Rule 405;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company and the other Underwriters, other than one or more term sheets relating to the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee containing customary information and conveyed to purchasers of Capital Securities, it has not made and will not make any offer relating to the Capital Securities that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433; and

(iii) Any such free writing prospectus the use of which requires consent under clauses (i) and (ii) above and has been consented to by the Company and the Underwriters (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule I(b).

(a) Each Offeror has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(b) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the Execution Time and as of each Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following additional conditions:

(a) Compliance with Registration Requirements. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Company or the Trust pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) Opinion of General Counsel of the Company. At each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Frances B. Jones, Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto.

(c) Opinion of Counsel for the Company. At each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Squire, Sanders & Dempsey, L.L.P., counsel for the Company and the Trust, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Offerors and their subsidiaries and certificates of public officials.

(d) Opinion of Counsel for the Underwriters. At each Closing Date, the Representatives shall have received the favorable opinion and letter, dated as of such Closing Date, of Shearman & Sterling LLP, counsel for the Underwriters, with respect to the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. Such counsel may also state that, insofar as such opinion or letter involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Offerors and their subsidiaries and certificates of public officials.

(e) Opinion of Special Delaware Counsel for the Offerors. At each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(f) Opinion of Counsel to Delaware Trustee. At each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

(g) Opinion of Counsel to the Indenture Trustee, the Guarantee Trustee and the Property Trustee. At each Closing Date, the Representatives shall have received the favorable opinion, dated as of such Closing Date, of Shipman & Goodwin LLP, counsel to the Indenture Trustee, the Guarantee Trustee and the Property Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request.

(h) Officers’ Certificate. At each Closing Date, there shall not have been, since the Execution Time or since the respective dates as of which information is given in the Prospectus, any Company Material Adverse Effect and at such Closing Date, there shall not have been since the Execution Time or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Trust (a “Trust Material Adverse Effect”), and the Representatives shall have received a certificate of the Chief Financial Officer of the Company and of the Principal Accounting

Officer of the Company, on behalf of the Company, and a certificate of an Administrative Trustee of the Trust dated as of such Closing Date, to the effect that (i) there has been no such Company Material Adverse Effect or Trust Material Adverse Effect, (ii) there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, on or after the Applicable Time, (iii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of such Closing Date, (iv) the Trust and the Company have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vi) the Company, and, to the best of its knowledge, its officers and directors, are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(i) Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives and PricewaterhouseCoopers LLP, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j) Bring-down Comfort Letter. At each Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of such Closing Date, in form and substance reasonably satisfactory to the Representatives and PricewaterhouseCoopers LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 6, except that the specified date referred to shall be a date not more than three Business Days prior to such Closing Date.

(k) Ratings. At each Closing Date, the Capital Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act, if and as specified in Schedule I hereto, and the Company shall have delivered to the Representatives a letter from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Capital Securities have such ratings. Since the Execution Time, there shall not have occurred any downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act; it being understood that as of the date hereof, the Underwriters acknowledge the Company’s current assigned rating and status thereof, as disclosed in the Pricing Disclosure Package under the heading “Recent Developments”.

(l) No Objection. If the Registration Statement or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Trustee Certificate. The Representatives shall have received on each Closing Date a certificate of Wilmington Trust Company, as Guarantee, Property and Delaware Trustee.

(n) Due Authorization, Execution and Delivery. The Trust Agreement, the Guarantee Agreement and the Indenture shall have been duly authorized, executed and delivered, in each case in a form reasonably satisfactory to the Representatives.

(o) NYSE Listing. The Capital Securities to be sold by the Trust at such time of delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(p) Additional Documents. At each Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be, in all material respects, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Representatives by notice to the Offerors at any time at or prior to each Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 7 and except that Sections 1 and 8 shall survive any such termination and remain in full force and effect. Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, on each Closing Date.

7. Payment of Expenses.

(a) Subject to the last sentence of this Section 7(a), the Offerors will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation and filing, but not printing, of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, but not printing (if applicable) and delivery to the Underwriters of the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Capital Securities to the Underwriters, (iv) the fees and disbursements of the Offerors’ counsel, accountants and other advisors or agents, as well as the fees and disbursements of the Delaware Trustee, Indenture Trustee, Guarantee Trustee and Property Trustee and their respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 5(A)(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, but not printing and delivery of the blue sky survey and any legal investment survey, and any amendment thereto, (vi) the delivery to the Underwriters, but not printing, of copies of each Preliminary Prospectus, Pricing Prospectus, Pricing Disclosure Package or Issuer Free Writing Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities if applicable and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities.

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Offerors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Offerors will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Offerors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by any Underwriter through the Representatives as aforesaid) if such settlement is effected with the prior written consent of the Offerors; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Underwriter), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by any Underwriter through the Representatives as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Offerors, each of their respective directors or trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls either Offeror within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto. The Offerors acknowledge that the statements set forth in the penultimate paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the sentences related to concessions and reallowances, (ii) the sentences related to transactions in discretionary accounts and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus or the Prospectus.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Underwriters is an indemnified party, each such Underwriter shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Underwriter may have interests conflicting with those of the other Underwriter or Underwriters because of the participation of one Underwriter in a transaction hereunder in which the other Underwriter or Underwriters did not participate. No indemnifying party shall, without the prior written consent of the indemnified parties settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unavailable in accordance with its terms, the Offerors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Offerors and the Underwriters with respect to the Securities that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if Underwriters failed to give the notice required under Section 8(c) hereof, then the Offerors and the Underwriters shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors and the Underwriters in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined pro rata (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 8(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8(e), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in the second sentence of this Section 8(e) that were offered and sold to the public through the Underwriters exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled under this Section 8(e) to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each of the respective directors or trustees of the Offerors, each officer of the Offerors who signed the Registration Statement, and each person, if any, who controls either Offeror within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Offerors. The Underwriters’ respective obligations to contribute pursuant to this Section 8(e) are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule II hereto and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Capital Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Firm Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Firm Securities set forth opposite the names of all the remaining Underwriters) the Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Firm Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Capital Securities, and if such nondefaulting Underwriters do not purchase all of the Capital Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of any of the Offerors and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in any of the securities of either of the Offerors shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or in the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iii) a banking moratorium shall have been declared by Federal, New York State or State of North Carolina authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (v) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties and indemnities of the Offerors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Offerors or any of the officers, directors, employees, agents, partners or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Banc of America Securities LLC, One Bryant Park, New York, New York 10036, attention: Legal Department (facsimile number (212) 901-7897) and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, attention: Investment Banking Division, with a copy to the Global Capital Markets Division (facsimile number (212) 761-0260), or, if sent to the Company or the Trust, will be mailed, delivered or telefaxed to 200 West Second Street, Winston-Salem, North Carolina 27101, attention of Frances B. Jones, Esq., Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer (facsimile number (336) 733-2189).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, partners and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law; Fiduciary Duty. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Offerors acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Offerors, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with any offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and not the agent or fiduciary of either Offeror or each of their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of Offerors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either of the Offerors on other matters) and no Underwriter has any obligation to the Offerors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Offerors and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Offerors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Offerors agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Offerors, in connection with such transaction or the process leading thereto.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Offerors are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including tax opinions and other tax analyses) provided to the Offerors relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“EDGAR” shall mean the Electronic Data Gathering, Analysis and Retrieval system of the Commission.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Rule 13a-15” refers to such rule under the Exchange Act.

“Rule 163”, “Rule 173”, “Rule 401”, “Rule 405”, “Rule 424”, “Rule 430A”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456”, and “Rule 457” refer to such rules under the Securities Act.

“Principal Banking Subsidiary” shall mean Branch Banking and Trust Company, which is the only principal banking subsidiary of the Company.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the several Offerors and the several Underwriters.

Very truly yours,

BB&T CAPITAL TRUST VI

By:	/s/ Frances B. Jones
Name:	Frances B. Jones
Title:	Administrative Trustee

BB&T CORPORATION

By:	/s/ Daryl N. Bible
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Caspar Bentinck
Name:	Caspar Bentinck
Title:	MD, Capital Markets

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

(a) Representatives

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

(b) Free Writing Prospectuses (Sections 1(A)(d) and 5(B)(iii))

Final Term Sheet, dated July 21, 2009, prepared and filed pursuant to

Section 5(A)(a)

(c) Ratings (Section 6(k))

A2 by Moody’s Investors Service, Inc.

BBB by Standard & Poor’s Ratings Services, a Standard & Poor’s Financial

Services LLC business

A- by Fitch, Inc.

AH by DBRS Limited

(d) Additional Incorporated Documents (Section 1(A)(e))

None

SCHEDULE II

Underwriters	Number of Firm Securities to be Purchased
Banc of America Securities LLC.	4,020,000
Morgan Stanley & Co. Incorporated	4,020,000
Wells Fargo Securities, LLC	4,020,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	2,010,000
UBS Securities LLC	2,010,000
RBC Capital Markets Corporation	1,000,000
Barclays Capital Inc.	120,000
Charles Schwab & Co., Inc.	120,000
Deutsche Bank Securities Inc.	120,000
Fidelity Capital Markets	120,000
Goldman Sachs & Co.	120,000
HSBC Securities (USA) Inc.	120,000
J.J.B. Hilliard, W.L. Lyons, Inc.	120,000
Janney Montgomery Scott LLC	120,000
JP Morgan Chase & Co.	120,000
Keefe, Bruyette & Woods, Inc.	120,000
Morgan Keegan & Company, Inc.	120,000
Oppenheimer & Co. Inc.	120,000
Pershing LLC	120,000
Raymond James & Associates, Inc.	120,000
Robert W. Baird & Co. Incorporated	120,000
Stifel, Nicolaus & Company, Incorporated	120,000
Advisors Asset Management	40,000
Ameriprise Advisors Services, Inc.	40,000
Blaylock Robert Van, LLC	40,000
Boenning & Scattergood, Inc.	40,000
C.L. King & Associates, Inc.	40,000
City Securities Corporation	40,000
Crews & Associates, Inc.	40,000
D.A. Davidson & Co.	40,000
Davenport & Company LLC	40,000
Fifth Third Securities, Inc.	40,000

KeyBanc Capital Markets	40,000
McGinn, Smith & Co. Inc.	40,000
Mesirow Financial, Inc.	40,000
Muriel Siebert & Co.	40,000
Piper Jaffray & Co.	40,000
Samuel A. Ramirez & Co.	40,000
Sanders Morris Harris Inc.	40,000
Southwest Securities Inc.	40,000
Sterne, Agee & Leach, Inc.	40,000
Stone & Youngberg LLC	40,000
SunTrust Capital Markets, Inc.	40,000
Synovus Securities, Inc.	40,000
Wedbush Morgan Securities Inc.	40,000
William Blair & Company, L.L.C.	40,000
Ziegler Capital Markets Group	40,000
Total	20,000,000

2

SCHEDULE III

Final Term Sheet

Filed Pursuant to Rule 433

Registration Nos. 333-152543

and 333-152543-03

July 21, 2009

BB&T CAPITAL TRUST VI

ENHANCED TRUST PREFERRED SECURITIES

GUARANTEED BY BB&T CORPORATION

TO THE EXTENT SET FORTH IN THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

Issuer:	BB&T Capital Trust VI, a Delaware statutory trust (the “Trust”), the sole assets of which will be junior subordinated deferrable interest debentures (the “junior subordinated debentures”) issued by BB&T Corporation (“BB&T”)

Guarantor:	BB&T Corporation

Securities:	Enhanced Trust Preferred Securities (the “capital securities”)

Liquidation Amount:	$25 per capital security

Size:	$500,000,000 aggregate principal amount (20,000,000 capital securities)

Over-allotment Option:	$75,000,000 aggregate principal amount (3,000,000 capital securities)

Public Offering Price:	$25 per capital security

Net Proceeds to Issuer, before expenses:	$485,198,750 (or $557,836,250 if the over-allotment option is exercised in full)

Expected Security Ratings:	A2 / BBB / A- / AH (Moody’s / S&P / Fitch / DBRS)[1]

Trade Date:	July 21, 2009

Settlement Date:	July 28, 2009 (T+5)

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Maturity:	August 1, 2064, which will be automatically extended for an additional quarterly period on each of February 1, May 1, August 1 and November 1 beginning August 1, 2014 and through and including May 1, 2019, unless (i) earlier redeemed or (ii) prior to any extension, BB&T elects to discontinue the automatic extension of the maturity date. The maturity date shall be no later than August 1, 2069

Distributions:	The junior subordinated debentures will bear interest at an annual rate of 9.60%, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, during: the period commencing on and including July 28, 2009 to August 1, 2064 or any earlier date of redemption for the junior subordinated debentures, but excluding, in each case, such date, with the first such payment on November 1, 2009; and if we elect to extend the maturity date of the junior subordinated debentures the period commencing on and including August 1, 2064 to the date on which the junior subordinated debentures mature or any earlier date of redemption of the junior subordinated debentures, but excluding, in each case, such date, unless, in each case, such interest payments are deferred.

Maximum Share Number for Purposes of Alternative Payment Mechanism:	40 million shares of BB&T’s common stock

Redemption at Issuer Option:	On or after August 1, 2014, in whole or in part, and prior to August 1, 2014, in whole, but not in part, after the occurrence of a tax event, capital treatment event or investment company event, in each case at par, plus accrued and unpaid interest to the redemption date

Redemption at Issuer Option for Rating Agency Event:	In whole but not in part at any time prior to August 1, 2014 upon the occurrence of a rating agency event, at the greater of par and the sum of discounted present value at the treasury rate plus 0.50%, plus accrued and unpaid interest to the redemption date

Joint Structuring Agents:	Banc of America Securities LLC and Morgan Stanley & Co. Incorporated

Joint Lead Managers and Book-Runners:	Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, BB&T Capital Markets, a division of Scott & Stringfellow, LLC, UBS Securities LLC and Wells Fargo Securities, LLC

Co-Manager:	RBC Capital Markets Corporation

Capital Securities CUSIP/ISIN:	05531B201 / US05531B2016

Expected Listing:	The New York Stock Exchange

BB&T Capital Trust VI and BB&T Corporation have filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents BB&T Capital Trust VI and BB&T Corporation have filed with the SEC for more complete information about BB&T Capital Trust VI, BB&T Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request the prospectus by calling Banc of America Securities LLC toll-free in the United States at 1-800-294-1322, Morgan Stanley & Co. Incorporated toll-free in the United States at 1-866-718-1649 (institutional investors) or 1-800-584-6837 (retail investors), BB&T Capital Markets, a division of Scott & Stringfellow, LLC at 1-804-787-8221, UBS Securities LLC toll-free in the United States at 1-877-827-6444 ext. 561 3884 or Wells Fargo Securities, LLC toll-free in the United States at 1-800-326-5897.

EXHIBIT A

Form of Opinion of Frances B. Jones, Esq.

The Company shall furnish to the Underwriters an opinion of Frances B. Jones, Esq., General Counsel of the Company, to the effect that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Trust;

3.	The Trust Agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company, the Administrative Trustees, the Property Trustee and the Delaware Trustee;

4.	The Guarantee Agreement has been duly authorized by all necessary corporate action of the Company and has been duly executed and delivered by the Company and the Guarantee Trustee;

5.	The Indenture has been duly authorized, executed and delivered by the Company;

6.	The Junior Subordinated Debentures have been duly authorized and executed by the Company;

7.	Branch Banking and Trust Company is validly existing as a state-chartered commercial bank under the laws of the State of North Carolina, and is in good standing under the laws of the State of North Carolina, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus;

8.	Based solely on a letter, dated as of a recent date, from the Secretary of the Board of Governors of the Federal Reserve System, a copy of which will be delivered to the Representatives, the Company is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended;

9.

To the knowledge of such counsel, and except as described in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings threatened against the Company, or pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, which are required to be disclosed in the Pricing Disclosure Package or the Prospectus (other than as stated therein), or which might reasonably be expected, to result in a material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Company and its Principal Banking Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package or the Prospectus, or which might reasonably be expected to materially and adversely affect the consummation of any of the Underwriting Agreement, the Indenture, the Trust Agreement or the Guarantee Agreement, or the transactions contemplated therein;

10.	To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Trust or to which the Trust or any of its property is subject which are required to be disclosed in the Pricing Disclosure Package or the Prospectus (other than as stated therein), or which might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Trust, or which might reasonably be expected to materially and adversely affect the consummation of the Underwriting Agreement, the Indenture, the Trust Agreement or the Guarantee Agreement, or the transactions contemplated therein;

11.	The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Indenture and the Guarantee Agreement by the Company, the issuance of the Junior Subordinated Debentures by the Company, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations thereunder by the Company will not, whether with or without the giving of notice or the passage of time or both, constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Principal Banking Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Principal Banking Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Principal Banking Subsidiaries is subject and that is material to the Company and its Principal Banking Subsidiaries, taken as a whole. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Principal Banking Subsidiary;

12.	The documents incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations;

13.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any North Carolina court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement, the Guarantee Agreement or the Indenture other than as may be required under North Carolina state securities or blue sky laws; and

14.	No facts came to the attention of such counsel, that led such counsel to believe that the Registration Statement, as of its effective date and each deemed effective date, or if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and at the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered), (ii) no facts have come to the attention of such counsel that led such counsel to believe that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Pricing Disclosure Package or any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered), and (iii) no facts have come to the attention of such counsel that led such counsel to believe that the Prospectus, as of its date or the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered).

Such counsel may rely (i) as to those matters which relate to the Indenture Trustee, the Guarantee Trustee or the Property Trustee, upon the certificate or certificates of such entity, (ii) as to matters governed by New York law, upon the opinion of Squire, Sanders & Dempsey, L.L.P., and (iii) as to certain matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A.

EXHIBIT B

Form of Opinion of Squire, Sanders, Dempsey, L.L.P.

Squire, Sanders & Dempsey, L.L.P., counsel for the Trust and the Company, shall furnish to the Underwriters an opinion to the effect that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Package, the Pricing Disclosure Package and the Prospectus;

2.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Trust;

3.	Each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; and each of the Trust Agreement, the Indenture and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;

4.	The Junior Subordinated Debentures have been duly and validly authorized by all necessary corporate action and, when authenticated by the Indenture Trustee, executed, issued and delivered in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to (A) applicable bankruptcy, insolvency reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;

5.	The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Summary of Terms of the Capital Securities,” “Summary of Terms of the Junior Subordinated Debentures,” “Guarantee of the Capital Securities,” and “Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee,” insofar as these statements are descriptions of contracts, agreements or other legal documents or describe federal statutes, rules and regulations, are accurate, complete and fair summaries of the matters referred to therein;

6.	The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Certain United States Federal Income Tax Considerations” and “ERISA Considerations,” insofar as they purport to constitute summaries of matters of the U.S. Internal Revenue Code of 1986 and the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, are accurate, complete and fair summaries of the matters described therein;

7.	Neither the Company nor the Trust are, and after giving effect to the application of proceeds from the offering of the Capital Securities as contemplated in the Prospectus, will not be, an “investment company” or an entity “controlled” by “investment company” within the meaning of the 1940 Act;

8.	No consent, approval, license, authorization or order of any court or governmental authority or agency of the United States, the State of New York or the State of Delaware is required in connection with the issuance or sale of the Capital Securities, the Junior Subordinated Debentures or the Capital Securities Guarantee, except such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Capital Securities by the Underwriters;

9.	No consent, approval, license, authorization or order of any federal, New York or Delaware court or federal, New York or Delaware government authority or agency is required for the performance by the Trust and the Company of their obligations under the Underwriting Agreement or the consummation of the transactions contemplated thereby;

10.	The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Indenture and the Guarantee Agreement by the Company, the issuance of the Junior Subordinated Debentures and the Capital Securities Guarantee by the Company, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations thereunder by the Company will not result in a violation of any federal, New York or Delaware law nor will such action result in any violation of the provisions of the certificate of incorporation or bylaws of the Company;

11.	The execution and delivery of the Underwriting Agreement by the Trust and the performance by the Trust of its obligations thereunder, the issuance and sale of the Capital Securities and the Common Securities by the Trust and the consummation of the other transactions contemplated thereby will not violate any provision of federal, New York or Delaware law;

12.	The Exchange Act reports incorporated by reference into the Registration Statement (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

13.	The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act and the Trust Indenture Act Regulations;

14.	Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of PricewaterhouseCoopers LLP and (y) based upon such counsel’s examination of the Registration Statement, the Pricing Disclosure Package and the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Pricing Disclosure Package, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe that: (A) the Registration Statement, as of its effective date and each deemed effective date, or if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and at the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered); or (B) that the Prospectus, as of its date or the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered). In addition, nothing has come to such counsel’s attention that would lead such counsel to believe that the Pricing Disclosure Package (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Pricing Disclosure Package or any document incorporated therein by reference or any exhibits thereto, including the Statements of Eligibility of the Trustee on Form T-1 filed as an exhibit, as to which no opinion need be rendered), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee and the Property Trustee, upon the certificate or certificates of such entity, (ii) as to matters governed by North Carolina law, upon the opinion of Frances B. Jones, Esq., General Counsel of the Company and (iii) as to certain matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A.

EXHIBIT C

Form of Opinion of Richards, Layton & Finger, P.A.,

as Special Counsel for the Offerors

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust shall furnish to the Underwriters an opinion to the effect that:

1.	The Trust has been duly created and is validly existing and in good standing under the Delaware Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

2.	Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Prospectus;

3.	The provisions of the Trust Agreement, including the terms of the Capital Securities, are permitted under the Delaware Act and the Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;

4.	Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to (i) execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement, and (ii) issue and perform its obligations under the Capital Securities and the Common Securities;

5.	Under the Delaware Act and the Trust Agreement, (i) the execution and delivery by the Trust of the Underwriting Agreement and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (ii) the Company is authorized to execute and deliver the Underwriting Agreement on behalf of the Trust;

6.

Under the Delaware Act, the form of certificate attached to the Trust Agreement to represent the Capital Securities is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when duly executed and authenticated in accordance with the Trust Agreement and delivered to and paid for by the Underwriters, in accordance with the Underwriting Agreement and the Trust Agreement, will be validly issued and fully paid and nonassessable beneficial interests in the assets of the Trust. The holders of the Capital Securities are entitled to the benefits provided by the Trust Agreement (subject to the terms of the Trust Agreement); and the holders of Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended

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to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of Capital Securities and of the Common Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Common Securities certificates or Capital Securities certificates and the issuance of replacement of such certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

7.	The Common Securities have been duly authorized by the Trust Agreement and when duly executed and delivered by the Trust to the Company against payment therefor described in the Trust Agreement, will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) beneficial interests in the Trust. The Company, as holder of the Common Securities, will be entitled to the benefits of the Trust Agreement;

8.	Under the Delaware Act and the Trust Agreement, the issuance of the Capital Securities and the Common Securities is not subject to preemptive rights;

9.	The issuance and sale by the Trust of Capital Securities and Common Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement and the Guarantee Agreement, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (B) any applicable Delaware law or administrative regulation;

10.	No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Capital Securities and the Common Securities or the execution, delivery and performance by the Trust of the Underwriting Agreement; and

11.	Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of Capital Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

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EXHIBIT D

Form of Opinion of Richards, Layton & Finger, P.A.,

as Counsel to the Delaware Trustee

1.	Wilmington Trust is duly incorporated, validly existing in good standing as a banking corporation under the laws of the State of Delaware and has the power and authority to execute, deliver and perform its obligations under the Trust Agreement.

2.	The Trust Agreement has been duly authorized, executed and delivered by Wilmington Trust and constitutes a legal, valid and binding obligation of Wilmington Trust, enforceable against Wilmington Trust, in accordance with its terms.

3.	The execution and delivery of, and performance of the terms of, the Trust Agreement by Wilmington Trust does not conflict with or constitute a breach of or default under the charter or by-laws of Wilmington Trust.

4.	No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under Delaware law for the execution, delivery or performance by Wilmington Trust of the Trust Agreement.

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EXHIBIT E

Form of Opinion of Shipman & Goodwin LLP

July 28, 2009

To Each of the Parties Listed

On Schedule A Attached Hereto

Re:	BB&T Capital Trust VI (the “Trust”)

Ladies and Gentlemen:

We have acted as counsel to U.S. Bank National Association, a national banking association (the “Bank”), in connection with the transactions contemplated by the Amended and Restated Trust Agreement, dated July 28, 2009 (the “Trust Agreement”), among BB&T Corporation (the “Company”), the trustees of the Trust named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the Trust. This opinion is being furnished to you pursuant to paragraph 6(g) of the Underwriting Agreement, dated as of July 21, 2009 (the “Underwriting Agreement”), by and among the Trust, the Company and Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as representatives of the underwriters named in Schedule II thereto. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

We have examined originals or copies of the Trust Agreement, the Indenture, and the Guarantee. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Bank as we have deemed necessary or appropriate for the purposes of this opinion. Moreover, as to certain facts material or the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph and on said certificates.

The opinions expressed herein are limited to the federal law of the United States governing the banking and trust powers of the Bank and the law of the Commonwealth of Massachusetts. To the extent that the Indenture, the Guarantee Agreement and the Trust Agreement provide that they are to be governed by the laws of a jurisdiction other than the Commonwealth of Massachusetts, the opinions set forth herein are given as if such documents provide that they are to be governed by the laws of the Commonwealth of Massachusetts, other than its choice of law rules. We have assumed for the purposes of this opinion letter that the parties’ choice of law will be respected, and accordingly we express no opinion as to the choice of law rules or other laws that any tribunal may apply to the transactions referred to in this opinion letter.

In rendering the opinions set forth below, we have assumed, among other things, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures, other than the signatures of individuals signing on behalf of the Bank, and the legal capacity of natural persons.

We were not present at the signing of the Indenture (including the supplements thereto), the Guarantee Agreement and the Trust Agreement and have relied with your approval upon a review of a photocopy or facsimile of the signature pages. We have assumed that any certificates of government officials dated prior to the date hereof are still effective and accurate as of the date of this opinion letter. We have also assumed that each person, other than the Bank, who is a party to any of the Indenture, the Guarantee or the Trust Agreement has all requisite capacity, power and authority and has taken all actions necessary to enter into such documents, to the extent necessary to make such documents enforceable against it, and that such documents are enforceable against each of the parties thereto, other than the Bank.

Based on the foregoing and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that in our opinion:

1. The Bank is validly existing as a national banking association in good standing under the laws of the United States;

2. The Bank has the corporate power and authority to execute, deliver and perform its duties under the Indenture, the Guarantee Agreement and the Trust Agreement, has duly executed and delivered the Indenture, the Guarantee Agreement and the Trust Agreement, and, to the extent the federal and Massachusetts laws governing the trust powers of the Bank are applicable, each of the Indenture, the Guarantee Agreement and the Trust Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms;

3. The execution, delivery and performance by the Bank of the Indenture, the Guarantee Agreement and the Trust Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank; and

4. No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the Commonwealth of Massachusetts having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the Indenture, the Guarantee Agreement or the Trust Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made.

The foregoing opinions are subject to the following qualifications:

(a) The enforceability against the Bank of the rights and remedies provided in the Indenture, the Guarantee Agreement and the Trust Agreement is subject to the effect of (i) statutory and other laws regarding bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and other similar laws now or hereafter in effect affecting the rights and remedies of creditors generally; (ii) general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) general rules of contract law with respect to matters such as the adequacy of consideration, the election of remedies, the limits of severability, mutuality of obligations and opportunity to cure.

(b) We express no opinion as to the enforceability of any waiver, disclaimer, limitation of liability, release or legal or equitable discharge of any defense, provision for liquidated damages, consent to jurisdiction or venue, or provision releasing or indemnifying a party against liability for its own wrongful or negligent acts.

(c) We express no opinion with respect to the federal securities laws or the “blue sky” or securities laws of any other jurisdiction.

(d) We express no opinion upon any matter other than the opinions explicitly set forth in the numbered paragraphs above, and such opinions shall not be interpreted to be an implied opinion upon any other matter.

This opinion letter speaks only as of the date hereof. We express no opinion herein regarding the effect that any future event or change in circumstances would have on the opinions expressed herein, and we disclaim any obligation to advise you of any change in circumstances or any change in applicable law, or the interpretation thereof, after the date hereof. Any such change in circumstances or in any applicable law, or the interpretation thereof, or in any information or assumptions upon which we have relied, or any inaccuracy of such information or assumptions, could affect the opinions expressed herein.

This opinion letter may be relied upon by you and your counsel only in connection with the transactions contemplated by the Trust Agreement and may not be used or relied upon by you or any other person for any other purpose whatsoever without in each instance our prior written consent.

Very truly yours,

Shipman & Goodwin LLP

SCHEDULE A

BB&T Capital Trust VI

BB&T Corporation

U.S. Bank National Association

Banc of America Securities LLC

Morgan Stanley & Co. Incorporated

BB&T Capital Markets, a division of Scott & Stringfellow, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

RBC Capital Markets Corporation

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